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News Release

INVESTOR RELATIONS - CONTACTS:
Gary Smith
gsmith@cymedix.com
212/681-9817 - Fax

 MEDIX AND WELLPOINT PHARMACY MANAGEMENT TO BEGIN JOINT DEPLOYMENT OF WEB-BASED
                       TRANSACTION SERVICES TO PHYSICIANS

NEW  YORK,  July  26,  2001 - Medix  Resources,  Inc.  (AMEX:  MXR)  and  WellPoint
Pharmacy  Management  (WPM) today announced that the companies will begin the joint
deployment  of  the  Cymedix(R)suite  of  Pharmacy   Benefit   Management   ("PBM")
transaction  services to  physicians.  This event  represents the conclusion of the
current  pilot  program  and  the   commencement   of  "live"   production  of  PBM
transactions.     Under    the    agreement,    WellPoint    transactions--including
patient-specific    formulary    checks,    medication    histories,    eligibility
verifications,  and mail order  prescriptions--will be executed by Medix through its
Cymedix(R)connectivity  and  transaction  technology  producing  revenue  on a  per transaction basis.  Effective  immediately,  Medix and WPM will begin deployment of these  services to WPM health plan  customers and their  participating  physicians.
In addition,  WellPoint  and Medix will begin a joint  marketing  program to expand
these  transaction   services  to  other  WPM  customers  and   WellPoint-supported
external plans nationwide.

"We are pleased to now  conclude  the `pilot  program'  phase and move swiftly into live production  with Medix  Resources,"  said Michael  Nameth,  general manager of
WellPoint  Pharmacy  Management.  "One of our primary  goals is to  strengthen  our
customers'   participating  physicians  electronic  resources  with  user-friendly, high-value  transaction  capabilities that help to eliminate  administrative  waste and errors that can  typically  originate at the point of care.  Our strategy is in place to significantly  increase  physicians' use of the Cymedix(R)pharmacy product within WellPoint-owned health plans and key WPM customers across the country.

Medix President and CEO, John R. Prufeta,  stated,  "This production contract marks an important  milestone in our relationship with WellPoint Pharmacy  Management and
we  look  forward  to  the  broad   deployment  of  our  transaction   capabilities
throughout  the WPM  customer  base."  Regarding  the  financial  impact  to  Medix specifically,  Prufeta added,  "Under the production contract our Company will earn fees on a per  transaction  ("per  click")  basis,  depending  upon the  volume and types of WPM  transactions  executed.  WPM and Medix  should  benefit  considerably from the  economies  of scale  inherent in the WPM  customer  base and the targeted external  health  plans.  Once  again,  we are  delighted  to work  with  WellPoint
Pharmacy  Management  and  we  look  forward  to  a  long  and  mutually  rewarding relationship."

About WellPoint Pharmacy Management
WellPoint  Pharmacy  Management is the nation's leading health plan-owned  pharmacy benefit management  company serving more than 30 million lives.  WellPoint Pharmacy
Management is the trade name of  Professional  Claim  Services Inc., a wholly owned subsidiary  of WellPoint  Health  Networks  Inc.  With  complete  pharmacy  benefit management  services for employers and health plans nationwide,  WellPoint Pharmacy
Management's   products  include  clinical  management  programs,   drug  formulary
management,  claims  processing,  benefit  design  consultation,  pharmacy  network management,  local network contract  development,  manufacturer  discount programs, prescription  drug databases and  utilization  management.  The mail order pharmacy services  will be provided by  PrecisionRx,  Inc.,  a wholly  owned  subsidiary  of
WellPoint Health Networks Inc.

WellPoint  Health  Networks Inc. serves the health care needs of nearly 9.8 million medical and more than 40 million  specialty members  nationally  through Blue Cross of  California  in  California,  Blue Cross and Blue  Shield of Georgia in Georgia,
and  UNICARE  throughout  other  parts  of the  country.  WellPoint  offers a broad spectrum of quality  network-based  health products  including open access PPO, POS and  hybrid  products,  HMO and  specialty  products.  Specialty  products  include
pharmacy  benefit  management,   dental,  utilization  management,  vision,  mental
health,  life  and  disability  insurance,  long  term  care  insurance,   flexible
spending accounts, COBRA administration, and Medicare supplements.

About Medix Resources, Inc.
Medix  Resources,   Inc.   through  its  wholly  owned   subsidiary   Cymedix  Lynx
Corporation   is  the  developer  and  provider  of  the   Cymedix.com(R) suite  of
fully-secure,  patented  Internet based software  products,  that allows  effective
communication  of  high  value  added  healthcare   information  among  physicians,
hospitals,  health  management  organizations and insurance  companies.  Additional information  about Medix  Resources  and its  products and services can be found by visiting its Web sites,  www.medixresources.com and www.cymedix.com,  or by calling
(800) 326-8773.
                                      # # #

Information  in  this  press  release  contains  forward-looking   statements  that
involve  risks  and  uncertainties   that  might  adversely  affect  the  Company's
operating   results  in  the  future  to  a   material   degree.   Such  risks  and
uncertainties  include,  without  limitation,  the  ability of the Company to raise capital to finance the  development  of its software  products,  the  effectiveness and the  marketability  of those  products,  the  ability of the Company to protect its  proprietary  information,  and the  establishment  of an  efficient  corporate
operating   structure   as  the   Company   grows.   These  and  other   risks  and
uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000 which was filed with the  Securities  and Exchange  Commission  on March 21,  2001.  This
information is available from the SEC or the Company.